AMENDED AND RESTATED

BYLAWS

OF

THE SPAIN FUND, INC.
________________

ARTICLE I

Offices

Principal Office in Maryland.  The Corporation shall have a
principal office in the City of Baltimore, or at such other place as the Board of Directors may designate in the State of Maryland.
Additional Offices.  The Corporation may have additional offices, including a principal executive office, at such places as the
Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
Place of Meeting.  Meetings of stockholders shall be held at the principal executive office of the Corporation or at other such place as shall be set by the Board of Directors and stated in the notice of meeting.
Annual Meetings.  Annual meetings of stockholders shall be held on a date and at a time set from time to time by the Board of
Directors not less than 182 nor more than 212 days following the end of each fiscal year of the Corporation, for the election of directors and the transaction of any other business within the powers of the Corporation.
Special Meetings.  (a) General.  The chairman, the president or the Board of Directors may call a special meeting of the
stockholders.  Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the
secretary of the Corporation upon the written request of
stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting ("the Special Meeting
Percentage").
(b)  Stockholder Requested Special Meetings.  (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record
Date Request Notice") by registered mail, return receipt
requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting
(the "Request Record Date").  The Record Date Request Notice
shall set forth the purpose of the meeting and the matters
proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date
Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in
solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of
1934, as amended (the "Exchange Act").  Upon receiving the Record
Date Request Notice, the Board of Directors may fix a Request
Record Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request
Record Date, the Request Record Date shall be the close of
business on the tenth day after the first date on which the
Record Date Request Notice is received by the secretary.
	(2)  In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage
(the "Special Meeting Request") shall be delivered to the
secretary.  In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the
secretary), (b) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request,
(c) shall set forth the name and address, as they appear in the
Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of stock of the
Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such
stockholder beneficially but not of record, (d) shall be sent to the secretary by registered mail, return receipt requested, and
(e) shall be received by the secretary within 60 days after the
Request Record Date.  Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the
Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.
(3)  The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials).  The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this
Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.
	(4)  Except as provided in the next sentence, any special
meeting shall be held at such place, date and time as may be designated by the chairman, the president or the Board of
Directors, whoever has called the meeting.  In the case of any special meeting called by the secretary upon the request of
stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record
Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special
Meeting Request is actually received by the secretary (the
"Delivery Date"), a date and time for a Stockholder Requested
Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first
preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a
Stockholder Requested Meeting within ten days after the Delivery
Date, then such meeting shall be held at the principal executive office of the Corporation.  In fixing a date for any special meeting, the chairman, the president or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Stockholder Requested
Meeting, if the Board of Directors fails to fix a Meeting Record
Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board of Directors may
revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
(5)  If written revocations of requests for the special meeting have been delivered to the secretary and the result is that
stockholders of record (or their agents duly authorized in
writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not
revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written
notice of any revocation of a request for the special meeting and written notice of the secretary's intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting.  Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)  The Board of Directors, the chairman or the president may appoint independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a
ministerial review of the validity of any purported Special
Meeting Request received by the secretary.  For the purpose of permitting the inspectors to perform such review, no such
purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after
receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent at least the Special Meeting Percentage.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of
injunctive relief in such litigation).
	(7)  For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Notice of Meetings. Not less than ten nor more than ninety days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote thereat who is entitled to
notice of the meeting written notice stating the time and place of the meeting and, in the case of a special meeting or as
otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's post office address as it appears on the records of the Corporation, with postage thereon prepaid.
Scope of Notice.  Subject to Section 7 of this Article II of these Bylaws, any business of the Corporation may be transacted at an annual meeting of the stockholders without being
specifically designated in the notice, except such business as is required by any statute to be stated in such notice. Business transacted at any special meeting of stockholders shall be
limited to the purposes stated in the notice thereof.
Quorum.  At any meeting of the stockholders, the presence in person or by proxy of a majority of the shares of stock of the
Corporation entitled to vote thereat shall constitute a quorum;
but this section shall not affect any requirement under any
statute or the charter of the Corporation (the "Charter") for the vote necessary for the adoption of any measure.  If, however, a quorum shall not be present at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.  The
stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Advance Notice of Stockholder Nominees for Director and Other
Stockholder Proposals.
(a)  Annual Meetings of Stockholders.  (1) Nominations of
individuals for election to the Board of Directors and the
proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the
Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this
Section 7(a) and at the time of the annual meeting, who is
entitled to vote at the meeting and who has complied with this
Section 7(a).
	(2)	For nominations or other business to be properly brought
before an annual meeting by a stockholder pursuant to clause
(iii) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a
proper matter for action by the stockholders.  To be timely, a stockholder's notice shall set forth all information required under this Section 7 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00
p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described above.  Such
stockholder's notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or
reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are
beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D)
whether such stockholder believes any such individual is, or is not, an "interested person" of the Corporation, as defined in the
Investment Company Act of 1940, as amended, and the rules
promulgated thereunder (the "Investment Company Act") and
information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such
determination,(E) sufficient information, with appropriate
verification of the accuracy thereof, to enable the Nominating
Committee of the Board of Directors to make the determination as to the nominee's qualifications required under Article III,
Section 1(c), which information shall identify the subclause or subclauses of clause (ii) of such section under which
qualification of the nominee is claimed, and (F) all other
information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not
involved), or is otherwise required, in each case pursuant to
Regulation 14A (or any successor provision) under the Exchange
Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such
business of such stockholder and of any Stockholder Associated
Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and to the
Stockholder Associated Person therefrom; (iii) as to the
stockholder giving the notice and any Stockholder Associated
Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such
Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated
Person; (iv) as to the stockholder giving the notice and any
Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 7(a), the name and address of such stockholder, as they appear on the Corporation's stock
ledger and current name and address, if different, and of such
Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.
(3)	Notwithstanding anything in this subsection (a) of this
Section 7 to the contrary, in the event that the number of
directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year's annual meeting, a stockholder's notice required by this Section 7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the
secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day
following the day on which such public announcement is first made by the Corporation.
		(4)	For purposes of this Section 7, "Stockholder Associated
Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such
stockholder, (ii) any beneficial owner of shares of stock of the
Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
	(b)	Special Meetings of Stockholders.  Only such business shall
be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of individuals for election to the Board of Directors may be made at a special meeting of
stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of
Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice
provided for in this Section 7 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of
Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the
stockholder's notice required by paragraph (2) of this Section
7(a) shall be delivered to the secretary at the principal
executive office of the Corporation not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m.,
Eastern Time, on the later of the 120th day prior to such special meeting or the tenth day following the day on which public
announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.
	(c)	General.  (1)  Upon written request by the secretary or the
Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written
verification, satisfactory, in the discretion of the Board of
Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 7.  If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 7.
		(2)	Only such individuals who are nominated in accordance with
this Section 7 and Article III, Section 1(c) of these Bylaws shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of
stockholders as shall have been brought before the meeting in accordance with this Section 7.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section
7.
	(3)	For purposes of this Section 7, (a) the "date of mailing of
the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) "public announcement" shall mean disclosure (i) in a press release
reported by the Dow Jones News Service, Associated Press,
Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the
Investment Company Act.
	(4)	Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
7.  Nothing in this Section 7 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the
Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
Voting.  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation shall be required to elect a director.  Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by express provision in law (including, in particular, but not limited to, the Investment Company Act, or other statutes or rules or orders of the Securities and Exchange Commission or any successor
thereto) or the Charter.  Unless otherwise provided in the
Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.
Proxies.  A stockholder may cast the votes entitled to be cast by shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting, for as long as the polls are open.  No proxy is valid more than eleven months after its date, unless otherwise provided in the proxy.
Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any
rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of
Directors may set, in advance, a record date which shall not be before the close of business on the day the record date is fixed and shall not be more than ninety days and, in the case of a meeting of stockholders, not less than ten days before the date on which the meeting or particular action requiring such
determination of stockholders is to be taken.  In lieu of setting a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately before such meeting.  If no record date is fixed and the stock transfer books are not closed for the determination of stockholders:  (1) The record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be the close of business on the day on which notice of the meeting of stockholders is mailed or the thirtieth day before the meeting, whichever is the closer date to the meeting; and (2) The record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the
Board of Directors, declaring the dividend or allotment of
rights, is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution.  When a determination of stockholders
entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated
period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.
Inspectors of Election.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the chairman of the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the
meeting by the chairman of the meeting.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the
existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Organization and Conduct.  Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such
appointment, by the chairman, if any, or, in the case of a
vacancy in the office or absence of the chairman, by one of the following officers present at the meeting:  the vice chairman, if any, the president, any vice president, the secretary, the
treasurer or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.  The secretary or, in the secretary's absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an
individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary.  In the event that the
secretary presides at a meeting of the stockholders, an assistant secretary, or, in the absence of assistant secretaries, an
individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.
 The chairman of the meeting may prescribe such rules,
regulations and procedures and take such action as, in the
discretion of such chairman, are appropriate for the proper
conduct of the meeting, including, without limitation, (a)
restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may
determine; (c) limiting participation at the meeting on any
matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (d)
limiting the time allotted to questions or comments by
participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g)
removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of
parliamentary procedure.
Voting of Stock by Certain Holders.  Stock of the Corporation
registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the
president or a vice president, a general partner or a trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any fiduciary may vote stock
registered in his name as such fiduciary, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a
fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the
stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person
specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of
record of the specified stock in place of the stockholder who makes the certification.
ARTICLE III
Board of Directors
General.  (a)  Number.  The number of directors constituting the entire Board of Directors may be increased or decreased from time to time by the vote of a majority of the entire Board of
Directors within the limits permitted by law and the Charter, but the tenure of a director in office at the time of any decrease in the number of directors shall not be affected as a result
thereof.
(b)  Tenure.  Beginning with the first annual meeting of
stockholders held after the initial public offering of the shares of stock of the Corporation the Board of Directors shall be
divided into three classes.  Within the limits above specified, the number of directors in each class shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting thereof.  Each director in the first class shall serve until the next annual meeting of stockholders and until his successor is duly elected and qualifies.  Each director in the second class shall serve until the second succeeding
annual meeting of stockholders and until his successor is duly elected and qualifies.  Each director in the third class shall serve until the third succeeding annual meeting of stockholders and until his successor is duly elected and qualifies.  Upon expiration of the term of office of each class as set forth
above, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the directors whose terms of office expire.  The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each
director elected shall hold office until his successor is duly elected and qualifies.
(c)  Qualification.  To qualify as a nominee for a directorship, an individual, at the time of nomination, (i) shall have
substantial expertise, experience or relationships relevant to the business of the Corporation and (ii) shall be at least one of the following:  (A) a citizen of Spain or an individual for whom
Spain has been a primary residence for at least four years
preceding the date of nomination as a director; (B) a present or former director of, member of the supervisory board or senior executive officer of, or senior consultant to, (1) at least one company the securities of which, or of an affiliate or successor of which, are listed or traded on a securities exchange located in Spain or (2) a securities exchange located in Spain; (C) a present or former ambassador or minister of another country to
Spain, or consul or economic, financial or commercial attache of another country posted to Spain; (D) an individual who has served at least four years as a senior executive officer with
responsibility for directing or managing the operations in Spain of a company with substantial operations in Spain; (E) a present or former senior executive officer of an organization that is principally engaged in promoting business, trade, cultural or educational relations with Spain; (F) a present or former
director or senior executive officer of an investment advisor or sub-advisor of the Corporation, or of any person controlling, or under common control with, an advisor or sub-advisor of the
Corporation; or (G) a present officer of the Corporation;
provided, however, that the requirements of this clause (ii)
shall not be applicable to any person who is nominated
contemporaneously to serve as a director of the Corporation and as chairman of the Board of Directors to satisfy the requirements of any law, regulation, judgment, order or settlement of or with any court or governmental authority that is binding on the
Corporation or on any investment advisor or sub-advisor of the
Corporation.  The Nominating Committee of the Board of Directors,
in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications.  Any individual who does not satisfy the qualifications set forth under this subsection
(c) shall not be eligible for nomination or election as a
director.  Directors need not be stockholders.
(d)  Resignation.  Any director may resign at any time upon
written notice to the Board of Directors, the president or the secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation.  The acceptance of a resignation shall not be
necessary to make it effective unless otherwise stated in the resignation.
Vacancies and Newly-Created Directorships. If for any reason any or all of the directors cease to be directors, such circumstance shall not terminate the Corporation or affect these Bylaws or the powers of any remaining directors hereunder (even if fewer than three directors remain).  Any vacancy occurring in the Board of
Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the
remaining members of the Board of Directors although such
majority is less than a quorum.  Any vacancy occurring by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors.  A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and his successor is elected and qualifies.
Powers.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  All
powers of the Corporation may be exercised by or under the
authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Charter or these
Bylaws.
Annual Meeting.  The annual meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of stockholders and at the place thereof.  No notice of such meeting (other than this Bylaw) to the directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
Other Meetings.  The Board of Directors of the Corporation or any
committee thereof may hold meetings, both regular and special.
Special meetings of the Board of Directors may be called by the chairman, the president or two or more directors.  The Board of
Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or
residence address.  Notice by personal delivery, telephone,
electronic mail or facsimile transmission shall be given at least
24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.
 Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a
telephone call to which the director or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director.  Facsimile transmission
notice shall be deemed to be given upon completion of the
transmission of the message to the number given to the
Corporation by the director and receipt of a completed answer-
back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail
properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or
delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
Quorum and Voting.  During such times when the Board of Directors shall consist of more than one director, a quorum for the
transaction of business at meetings of the Board of Directors shall consist of a majority of the entire Board of Directors, but in no event shall a quorum consist of less than two directors.
If, however, pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of that group.  The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of
Directors, unless the concurrence of a greater proportion is required for such action by statute.  If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, not withstanding the
withdrawal of enough directors to leave less than a quorum.
Committees.  The Board of Directors may appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be composed of one or more
directors of the Corporation and one or more alternate members as the Board of Directors shall designate.  The Board of Directors may, to the extent provided in the resolution, delegate to such committees, in the intervals between meetings of the Board of
Directors, any or all of the powers of the Board of Directors except as prohibited by law.  The Board of Directors may
designate a chairman of any committee, and such chairman or any two members of any committee (if there are at least two members of the Committee) may set the time and place of its meeting
unless the Board shall otherwise provide.  However, a meeting of any committee of the Board of Directors may not be called without the consent of the chairman of the committee.  Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors.
Notice of Committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.  The
members of any committee present at any meeting and not
disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee.  At meetings of any committee, if such
committee is composed of more than one member, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.
Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any
committee, to fill vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.
Minutes of Meetings.  The Board of Directors and any committee thereof shall keep regular minutes of its proceedings.
Informal Action by Board of Directors and Committees.  Any action required or permitted to be taken at any meeting of the Board of
Directors or of any committee thereof may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the Board of Directors or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board of Directors or committee.
Meetings by Conference Telephone.  The members of the Board of
Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment if all persons par-
ticipating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.
Fees and Expenses.  The directors may be paid their expenses of attendance at each meeting of the  Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of
Directors, a stated salary as director or such other compensation as the Board of Directors may approve.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.  Members of
special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.
	Loss of Deposits.  No director shall be liable for any loss
which may occur by reason of the failure of any bank, trust
company, savings and loan association, or other institution with whom moneys or stock have been deposited.
	Surety Bonds.  Unless required by law, no director shall be
obligated to give any bond or surety or other security for the performance of any of his duties.
Reliance.  Each director, officer, employee and agent of the
Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of
whether such counsel or expert may also be a director.
	Certain Rights of Directors, Officers, Employees and Agents.
The directors shall have no responsibility to devote their full time to the affairs of the Corporation.  Any director or officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in
competition with those of or relating to the Corporation.
ARTICLE IV
Waiver of Notice
Whenever any notice is required to be given pursuant to
applicable law, the Charter or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed the equivalent of notice and such waiver shall be filed with the records of the meeting.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law.  Attendance of a person at any meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE V
Officers
General.  The officers of the Corporation shall be elected by the
Board of Directors at its first meeting after each annual meeting of stockholders and shall be a president, a secretary and a
treasurer.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  The Board of Directors may also elect such vice presidents and additional officers or assistant officers with such powers and duties as it may deem necessary or advisable.
However the president may appoint one or more vice presidents, assistant secretaries and assistant treasurers.  In its
discretion, the Board of Directors may leave unfilled any office except that of president, secretary or treasurer.  Any number of offices, except the offices of president and vice president, may be held concurrently by the same person.  No officer shall
execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.
Other Officers and Agents.  The Board of Directors may elect such other officers and agents as it desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Tenure, Removal, Resignation and Vacancies of Officers.  The
officers of the Corporation shall hold office at the pleasure of the Board of Directors.  Election of an officer or agent does not in itself create contract rights between the Corporation and such officer or agent.  Each elected officer shall hold his office until his successor is elected and qualifies or until his earlier resignation or removal, in the manner hereinafter provided, or death.  Any officer may resign at any time upon written notice to the Corporation.  Any resignation shall take effect immediately or at any subsequent time specified therein.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the rights, if any, of the Corporation.  Any officer elected by the Board of Directors or appointed by the president may be removed at any time by the Board of Directors when, in its judgment, the best interests of the Corporation will be served thereby.  Any vacancy occurring in any office of the
Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.
Chairman of the Board of Directors.  The Board of Directors may
designate a chairman of the Board of Directors, who shall not, solely by reason of such designation, be an officer of the
Corporation.  The chairman of the Board of Directors shall
preside at all meetings of the stockholders and of the Board of
Directors and shall perform other such duties as may be assigned to him by the Board of Directors.
President.  The president shall, in the absence of the chairman or vice chairman, preside at all meetings of the stockholders or of the Board of Directors.  He shall also be the chief executive officer, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform other such duties as may be assigned to him by the Board of
Directors.  He may execute bonds, mortgages, contracts and other instruments, except where required by law or by these Bylaws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of
Directors to some other officer or agent of the Corporation.
Additionally, the president shall perform all duties incident to the office of president and such other duties as shall be
assigned to him by the Board of Directors.
Vice Presidents.  The vice presidents shall act under the
direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of such office.  They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time assign.  The Board of Directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents and, in that event, the
duties and powers of the president shall descend to the vice presidents in the specified order of seniority.
Secretary.  The secretary shall act under the direction of the president.  Subject to the direction of the president and except as provided in Section 8 of this Article V, he shall (a) attend all meetings of the Board of Directors and all meetings of
stockholders and record the proceedings in one or more books to be kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; and (d) in general perform such other duties as from time to time may be assigned to him by the president or the Board of Directors.
Assistant Secretaries.  The assistant secretaries in the order of their seniority, unless otherwise determined by the president or the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary.  If an assistant secretary is unavailable to perform the duties and exercise the powers of the secretary at a meeting of the Board of Directors, the president may appoint another person to keep the minutes of the meeting.  The assistant
secretaries shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time assign.
Treasurer.  The treasurer shall act under the direction of the president.  Subject to the direction of the president he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the
Corporation in such depositories as may be designated by the
Board of Directors.  He shall disburse the funds of the
Corporation as may be ordered by the president or the Board of
Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.
Assistant Treasurers.  The assistant treasurers in the order of their seniority, unless otherwise determined by the president or the Board of  Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.  They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time assign.
Salaries.  The salaries and other compensation of the officers, if any, shall be fixed from time to time by the Board of
Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.
ARTICLE VI
Stock
Certificates; Required Information.  In the event that the
Corporation issues shares of stock represented by certificates, such certificates shall be signed by the officers of the
Corporation in the manner permitted by the Maryland General
Corporation Law (the "MGCL") and contain the statements and
information required by the MGCL.  In the event that the
Corporation issues shares of stock without certificates, the
Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
Fractional Share Interests.  The Corporation may issue fractions of a share of stock to the same extent as its whole shares.
Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation the right to vote, the right to receive dividends and distributions, and the right to
participate upon liquidation of the Corporation. Notwithstanding any other provision of the Charter or these Bylaws, the Board of
Directors may issue units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the
Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
Signatures on Certificates.  Any of or all the signatures on a certificate may be a facsimile.  In case any officer who has signed or whose facsimile signature has been placed upon a
certificate shall cease to be such officer before such
certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue.  The seal of the
Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.
Lost, Stolen or Destroyed Certificates.  Any officer designated by the Board of Directors may direct a new certificate or cer-
tificates to be issued in place of any certificate or cer-
tificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming the certificate or
certificates to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, an officer
designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certifi-
cates, or the owner's legal representative, to advertise the same in such manner as he shall require and/or to give the Corporation a bond with sufficient security, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of the new security.
Transfer of Shares.  In the event that the Corporation issues stock certificates, upon surrender to the Corporation or a
transfer agent of the Corporation of a certificate for shares of stock duly endorsed or accompanied by proper evidence of
succession, assignment or authority to transfer, the Corporation shall record the transaction upon its books, issue a new
certificate to the person entitled thereto upon request for such certificate, and cancel the old certificate, if any.
Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.
Registered Owners. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have the
express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.  The Corporation shall
maintain at its principal office or at the office of its transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
ARTICLE VII
Net Asset Value
The net asset value of a share of Common Stock of the Corporation as at the time of a particular determination  shall be the
quotient obtained by dividing the value at such time of the net assets of the Corporation (i.e., the value of the assets
belonging to the Corporation less its liabilities exclusive of capital and surplus) by the total number of shares of Common
Stock outstanding at such time, all determined and computed as follows:
(1) 	 The assets of the Corporation shall be deemed to include
(A) all cash on hand, on deposit, or on call, (B) all bills and notes and accounts receivable, (C) all securities owned or contracted for by the Corporation, other than shares of its own
Common Stock, (D) all interest accrued on any interest bearing securities owned by the Corporation and (E) all other property of every kind and nature including prepaid expenses. Portfolio securities for which market quotations are readily available shall be valued at market value. All other investment assets of the Corporation, including restricted securities, shall be valued in such manner as the Board of Directors of the Corporation in good faith shall deem appropriate to reflect such securities' fair value.

(2) The liabilities of the Corporation shall include (A) all bills and notes and accounts payable, (B) all administrative expenses payable and/or accrued (including management and advisory fees payable and/or accrued, including in the case of any contingent feature thereof, an estimate based on the facts existing at the time), (C) all contractual obligations for the payment of money or property, including any amounts owing under contracts for the purchase of securities and the amount of any unpaid dividend declared upon the Corporation's Common Stock, (D) all reserves, if any, authorized or approved by the Board of Directors for taxes, including reserves for taxes at current rates based on any unrealized appreciation in the value of the assets of the Corporation and (E) all other liabilities of the Corporation of whatsoever kind and nature except liabilities represented by outstanding capital stock and surplus of the Corporation.

(3)  	For the purposes thereof

(A) Changes in the holdings of the Corporation's portfolio securities shall be accounted for on a trade date basis.

(B) Expenses, including management and advisory fees, shall be included to date of calculation.

In addition to the foregoing, the Board of Directors is empowered, subject to applicable legal requirements, in its absolute discretion, to establish other methods for determining the net asset value of each share of Common Stock of the Corporation.
ARTICLE VIII
Miscellaneous
Reserves. There may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.
Dividends and Other Distributions. Dividends and other distributions upon the stock by the Corporation may, subject to the provisions of the Charter and of the provisions of applicable law, be authorized by the Board of Directors at any time. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of the Charter and of applicable law.
Capital Gains Distributions. The amount and number of capital gains distributions paid to the stockholders during each fiscal year shall be determined by the Board of Directors. Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.
Checks and Drafts. All checks, drafts or demands for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other agent or agents as the Board of Directors may from time to time designate.
Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
Insurance Against Certain Liabilities. The Corporation shall not bear the cost of insurance that protects or purports to protect directors and officers of the Corporation against any liabilities to the Corporation or its security holders to which any such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.
 Any agreement, deed, mortgage, lease or other document executed by an authorized person shall be valid and binding upon the Corporation when authorized or ratified by action of the Board of Directors.
Deposits. All funds and assets of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.
ARTICLE IX
Indemnification
Indemnification of Directors and Officers and Other Persons. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the MGCL. The Corporation shall indemnify its current and former officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its current and former directors and officers and those persons who, at the request of the Corporation, serve or have served as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by them in connection with being such a director, officer or other person serving as described above. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or to its security holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").
Advances. Any current or former director or officer of the Corporation shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he may be entitled to indemnification in the manner and, subject to the conditions described below, to the fullest extent permissible under the MGCL. The current or former director or officer shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking by him or on his behalf to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.
Procedure. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the MGCL, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.
Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act.
Other Rights. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise. The rights provided to any person by this Article shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer, employee, or agent as provided above.
Amendments. References in this Article are to the MGCL and to the Investment Company Act as from time to time amended. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.
ARTICLE  X
Amendments
The Board of Directors shall have the exclusive power to make, alter and repeal these Bylaws.